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                                   EXHIBIT 11

                              BULL RUN CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
           (Dollars and shares in thousands, except per share amounts)


                                                                Three Months Ended          Nine Months Ended
                                                                   September 30                September 30
                                                                -----------------           ---------------
                                                                 1997       1996             1997       1996
                                                                 ----       ----             ----       ----
Primary:
     Income (loss) before extraordinary item and
       cumulative effect of accounting change                 $ (374)   $ 5,480           $ (823)   $ 5,821
     Extraordinary item                                                    (295)                       (295)
     Cumulative effect of accounting change                                                            (274)
                                                              ------   --------           ------     ------
     Net income (loss)                                        $ (374)   $ 5,185           $ (823)   $ 5,252
                                                                ====      =====             ====      =====

Primary shares:
     Weighted average number of shares
       outstanding                                            21,270     21,971           21,293     22,058
     Assuming exercise of options                                  0        880                0        960
                                                            --------    -------         --------    -------
     Weighted average number of shares
       outstanding, as adjusted                               21,270     22,851           21,293     23,018
                                                              ======     ======           ======     ======

Primary earnings (loss) per share:
     Income (loss) before extraordinary item and
       cumulative effect of accounting change                 $ (.02)     $ .24           $ (.04)    $  .25
     Extraordinary item                                                    (.01)                       (.01)
     Cumulative effect of accounting change                                                            (.01)
                                                               -----      -----            -----       ----
     Net income (loss)                                        $ (.02)     $ .23           $ (.04)    $  .23
                                                                ====        ===             ====       ====



Assuming Full Dilution:
     Income (loss) before extraordinary item and
       cumulative effect of accounting change                 $ (374)   $ 5,480           $ (823)   $ 5,821
     Extraordinary item                                                    (295)                       (295)
     Cumulative effect of accounting change                                                            (274)
                                                              ------   --------           ------       ----
     Net income (loss)                                        $ (374)   $ 5,185           $ (823)   $ 5,252
                                                                ====      =====             ====      =====

Fully diluted shares:
     Weighted average number of shares
       outstanding                                            21,270     21,971           21,293     22,058
     Assuming exercise of options                                  0        880                0        960
                                                            --------    -------         --------    -------
     Weighted average number of shares
       outstanding, as adjusted                               21,270     22,851           21,293     23,018
                                                              ======     ======          =======    =======

Fully diluted earnings (loss) per share:
     Income (loss) before extraordinary item and
       cumulative effect of accounting change                 $ (.02)     $ .24           $ (.04)    $  .25
     Extraordinary item                                                    (.01)                       (.01)
     Cumulative effect of accounting change                                                            (.01)
                                                               -----      -----            -----       ----
     Net income (loss)                                        $ (.02)     $ .23           $ (.04)    $  .23
                                                                ====        ===             ====        ===

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